UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Cannae Holdings, Inc.

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Cannae Holdings, Inc. Releases Investor Presentation Highlighting Superior Board Nominees and Path to Unlock Further Long-Term Value

~ Cannae’s Strategic Transformation Is Laying the Foundation for Growth and Stock Price Appreciation ~

~ Carronade’s Demands Have Already Been Substantially Executed – Implementation Began Prior to Carronade’s First Purchase of Cannae’s Shares ~

~ Carronade’s Nominees Do Not Have the Needed Backgrounds and Expertise for Cannae ~

~ Cannae Urges Shareholders to Vote on a WHITE Proxy Card “FOR” ONLY Erika Meinhardt, Barry B. Moullet, James B. Stallings, Jr., and Frank P. Willey ~

LAS VEGAS — (BUSINESS WIRE) — November 17, 2025 — Cannae Holdings, Inc. (NYSE: CNNE) (“Cannae” or the “Company”) today announced that it has released an investor presentation in connection with its 2025 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on December 12, 2025. All Cannae shareholders of record as of the close of business on October 30, 2025, will be entitled to vote at the Annual Meeting. The presentation can be found at www.cannaeholdings.com.

Over the past 21 months, Cannae has shifted capital toward proprietary private assets, returned nearly $500 million to shareholders, and reduced the discount to NAV. We are asking for your support to continue this plan to build durable, long-term shareholder value under strengthened independent Board oversight and sharpened capital discipline.

Why Your Vote Matters Now: Carronade Capital, a hedge fund focused on distressed debt, is seeking to replace four of Cannae’s highly qualified, independent directors with a slate whose experience is concentrated primarily in distressed debt and restructuring. This campaign threatens to derail Cannae’s focus on delivering long-term value by imposing a short-term agenda (a spin-off of our public holdings). The Carronade nominees’ experience is irrelevant not just to Cannae, which is not distressed or in need of restructuring, but to its portfolio companies as well. The Carronade nominees do not have the background and operational expertise needed to guide our investments and portfolio companies.

Cannae is focused on optimizing returns and driving operational improvements at its investments — a strategy that requires direct industry and operational experience, disciplined capital allocation, and robust governance. We believe our four nominees, Erika Meinhardt, Barry B. Moullet, James B. Stallings, Jr., and Frank P. Willey, bring the right mix of experience in portfolio management, operations, technology/cyber, legal and risk management, and governance to oversee our strategy.

We urge you to vote “FOR” ONLY Cannae’s four highly qualified director nominees, Erika Meinhardt, Barry B. Moullet, James B. Stallings, Jr., and Frank P. Willey, on the WHITE proxy card.

Highlights of the investor presentation include:

•	Cannae’s strategic transformation is accelerating long-term value creation for its shareholders.

•	Since February 2024, Cannae’s Board has executed a strategic transformation which has:

•	Transformed the Company’s portfolio from 70% public equities to 80% proprietary private investments, which provide shareholders with unique and difficult-to-access investment opportunities;

•

Returned significant capital to shareholders at an attractive valuation relative to NAV, including nearly $500 million of share repurchases, or 34% of the shares outstanding. By year end, the Company expects to have repurchased over 50% of outstanding shares cumulatively since 2021. Cannae has also established a $0.60/share (annual) dividend to provide investors with a consistent capital return;

•	Reduced operating costs by terminating the Company’s external management structure, which cut management fees from $37.7 million in 2023 to $7.6 million on a go-forward basis; and

•

Refreshed the Board, adding three new independent directors in 2024 and 2025, bolstering critical expertise in leadership, portfolio management, and corporate governance, and adding new members to the Audit Committee, Corporate Governance and Nominating Committee, and Related Person Transaction Committee; and

•

Executed a successful leadership succession, appointing a new independent Chairman and a new Chief Executive Offer to drive the execution of our strategy and refreshing composition of the Audit Committee, Corporate Governance and Nominating Committee, and Related Person Transaction Committee to improve governance.

•	Cannae’s transformation has delivered solid results, underscored by a 21%[1] reduction in the discount to NAV since the beginning of 2024.

•	Carronade’s criticisms are backwards-looking and its proposals for change have either already been implemented by the Board or follow Carronade’s short term agenda.

•

Carronade’s criticisms are backward-looking and ignore the significant structural and long-tailed initiatives the Board began implementing in February 2024, which was 7 months prior to Carronade’s first purchase of Cannae shares.

•

Carronade’s demands to spin our public holdings focus on the short term and ignore critical risks to shareholder value by failing to take advantage of significant tax-loss benefits, among other factors.

[1]	From December 31, 2023 to October 31, 2025.

•	Carronade’s other demands — including reducing public holdings, returning capital, reducing costs, and adding new independent directors — have already been executed at the Board’s direction.

•

Carronade’s nominees do not have the skills required to oversee Cannae as a permanent capital vehicle with a long-term strategy focused on sourcing, acquiring, and improving the operations and value of its portfolio companies.

•	Carronade and its nominees have experience in distressed debt and restructuring, which Cannae does not need.

•	Carronade’s nominees lack the skills needed for Cannae’s business, including providing oversight of sourcing, acquisitions, operations and monetization of Cannae’s portfolio companies.

•	Carronade’s nominees have limited public company board experience and no experience as public company executives.

•	Cannae’s refreshed, fit-for-purpose Board has the right mix of experience to oversee the successful execution of the Company’s strategy and continue driving value for all shareholders.

•	The Board is carefully composed with relevant experience, including:

•	11 directors with industry experience directly relevant to Cannae’s portfolio companies,

•	6 directors with strong investing track records, and

•	9 directors with public company executive leadership experience.

•

The director nominees up for reelection have superior backgrounds in public company executive leadership, public board service, technology, restaurants and hospitality, operations, legal and risk management, and portfolio management.

•	The Board remains focused on leveraging its experiences to execute on the significant strategic actions and initiatives to create long-term shareholder value.

The Cannae Board of Directors is committed to acting in the best interests of all shareholders and unanimously recommends that shareholders vote on the WHITE proxy card “FOR” ONLY all four of Cannae’s highly qualified director nominees standing for election — Erika Meinhardt, Barry B. Moullet, James B. Stallings, Jr., and Frank P. Willey.

If you have any questions or require any assistance with voting your shares, please contact the Company’s proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th floor

New York, New York 10022

Shareholders may call toll free: (877) 750-0637

Banks and Brokers may call collect: (212) 750-5833

Forward-Looking Statements and Risk Factors

This communication includes forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts, but instead represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. Forward-looking statements include statements about our business, strategic plans, future performance, return of capital, and the impact of our actions on shareholder value, and commitments outlined in this communication or elsewhere. These statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” and similar references to future periods, or by the inclusion of forecasts or projections. We caution readers not to place undue reliance on forward-looking statements. We expect that certain disclosures made in this communication may be updated or revised in the future as the quality and completeness of our data and methodologies continue to improve. Important factors that could cause actual results to differ materially from expectations are described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission (the “SEC”). Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other factors, except where we are expressly required to do so by law.

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A, an accompanying WHITE proxy card, and other relevant documents with the SEC in connection with the solicitation of proxies from the Company’s shareholders for the Annual Meeting. THE COMPANY’S SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD, AND ANY OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the definitive proxy statement, and other documents that the Company files with the SEC at no charge from the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC Filings” link in the “Financials” section of the Company’s website at https://www.cannaeholdings.com/financial-information/sec-filings.

Source: Cannae Holdings, Inc.

Cannae’s transformation laid the foundation for long-term value creation November 2025

Cannae’s transformation has delivered compelling results and established the foundation for long-term value creation Our strategic transformation is accelerating long-term value creation for our shareholders Creating new opportunities for growth while closing the discount to Net Asset Value (“NAV”) • Since February 2024, we have executed a strategic transformation which has: o Transformed our portfolio from 70% public equities to 80% proprietary private investments which provide shareholders access to unique investment opportunities they wouldn’t otherwise be able to access o Returned significant capital to shareholders at an attractive valuation relative to NAV, including nearly $500 million of share repurchases, or 34% of the shares outstanding. By year end, we expect to have repurchased 52% of outstanding shares cumulatively since 2021. We have also established a $0.60/share (annual) dividend to provide investors a consistent capital return o Reduced operating costs by terminating our external management structure, which cut management fees from $37.7 million in 2023 to $7.6 million on a go-forward basis o Refreshed the Board and management team, adding three new independent directors, bolstering critical expertise in portfolio management and corporate governance, and appointing a new independent Chair and CEO to drive the execution of our strategy 1 • Our transformation has delivered compelling results, underscored by a 21% reduction in the discount to NAV since the beginning of 2024 and we believe we’re well positioned to sustain that momentum to drive stock price appreciation Our continued success requires the fit-for-purpose Board we’ve already assembled • Our business model requires a Board with a strategic blend of expertise: deep investment acumen to manage our portfolio, relevant industry knowledge for effective oversight, and proven executive leadership to navigate complex markets o Our directors exemplify these qualifications • We continue to strengthen our corporate governance profile by appointing an Independent Chair, as well as initiating and recommending that our shareholders approve the declassification of our Board 1: From December 31, 2023 to October 31, 2025 CANNAE HOLDINGS INVESTOR PRESENTATION | 1

Carronade’s plan mirrors ours with one critical flaw: Demanding a short-term agenda over long-term value creation What Carronade is suggesting What Cannae is already delivering In 21 months, we’ve sold $1.1 billion in public investments, effectively shifting our public investment contribution to NAV from 70% to 20% Already There is one key difference: Carronade’s proposal to spin our public holdings is a Executed short-term play that would restrict liquidity while failing to account for the loss of tax benefits We’ve returned more than $540 million to shareholders since February 2024 via a Already tender offer, share repurchases, and dividends, all while transforming our Executed portfolio away from public investments to high cash flow private investments In February 2024, we terminated our external management agreement and Already shifted the majority of compensation for key executives to restricted stock to 1) Executed reduce our fee structure and 2) more closely align incentives with shareholders Since 2024, three new independent directors have joined our Board. They hold key leadership and oversight roles, including as Chairman of the Board, and members of the Related Person Transaction and Corporate Governance and Already Nominating Committees Executed There is one key difference: Carronade’s proposed directors are unqualified to deliver long-term shareholder value at Cannae CANNAE HOLDINGS INVESTOR PRESENTATION | 2

Carronade's demands would disrupt our progress, putting shareholder value at risk

CANNAE HOLDINGS, INC.

Carronade jeopardizes shareholders' future

- **Carronade's criticisms are backward-looking** and ignore the significant structural and long-tailed initiatives the Board began implementing in February 2024
- **Carronade's demands to spin our public holdings** ignore critical consequences directly risking shareholder value by, 1) eliminating significant tax-loss benefits, 2) restricting liquidity, and 3) increasing risk for shareholders, as such a distribution would put downward pressure on these stocks as investors attempt to liquidate their positions
- **Carronade's nominees are unqualified** – their backgrounds reveal a bias for short-term tactics, not long-term strategy:
  - Their experience is in distressed debt and restructuring, and they are now trying to use that same playbook here—demanding spin-offs for short-term gains instead of helping to build long-term value
  - They lack the essential skills needed in business building and corporate governance to provide effective oversight of our portfolio:

	Dennis Prieto	Mona Aboelnaga	Benjamin Duster	Chérie Schaible
Unqualified	× No public company leadership or board experience	× No relevant sector expertise — generalist investment background	× No public company leadership experience — history of short-term board stints (12 boards in 15 years)	× No public company board or leadership experience
Unqualified	× Career focused on distressed debt and restructuring at Aurelius Capital – irrelevant to Cannae's permanent capital model	× Poor track record, including a failed CEO role and Board service at companies that significantly underperformed benchmarks	× Served as director at Republic First Bancorp when it was seized by regulators and filed for bankruptcy	× Limited legal background at private companies — no industry relevance to Cannae's portfolio
Inappropriately Interconnected	× Significant professional overlap with Carronade's principal, raising concerns about independence and alignment with all shareholders	× Serves alongside Ben Duster as senior advisors at Jon F. Weber & Co., which focuses on restructuring matters	× Serves alongside Mona Aboelnaga as senior advisors at Jon F. Weber & Co., which focuses on restructuring matters	× Connections to restructuring networks aligned with Carronade, but misaligned with Cannae's needs

CANNAE HOLDINGS INVESTOR PRESENTATION | 3

Creating new opportunities for growth while closing the discount to NAV CANNAE HOLDINGS INVESTOR PRESENTATION | 4

Cannae leverages its permanent capital and deep industry expertise to drive value in compelling opportunities investors would otherwise never see Leveraging extensive network to access unique opportunities, including: Existing directors bring unique ability to source Long-term value creation investment opportunities in Professional soccer clubs in Private fintech firm Investment firm with world-class leagues innovating modern banking exceptional track record niche markets Seasoned board with the optimal mix of experience to drive value at Net realized gains on $ investments since inception portfolio companies, including: 3.3B Director expertise directly relevant to 11 directors with 6 directors with 9 directors with portfolio Capital returned to +$ companies industry expertise directly strong investing track public company executive 540M shareholders since 2024 relevant to our portfolio co.’s records leadership experience Ability to leverage permanent capital and duration to optimize Permanent capital Reduction in discount investment returns across the portfolio 2 21% to NAV since 2024 vehicle allows for maximizing 17 Years 13 Years >4 Years returns regardless of market Duration of Dayforce holding, Holding duration of Average holding duration returning 5x on invested capital O’Charley’s & Ninety-Nine across the portfolio pressures Our strategy: grow NAV, increase stock price, and return capital to shareholders 1: All data as of October 31, 2025 CANNAE HOLDINGS INVESTOR PRESENTATION | 5 2: From December 31, 2023 to October 31, 2025

Cannae's business model has no true public markets peers but has characteristics of many firms

CANNAE HOLDINGS, INC.

Structure

Closed-End Fund / BDC[1]

Companies that invest, typically in the form of loans, in private or small-cap U.S. businesses. They are required to distribute >=90% of their income to shareholders

CSWC Capital Southwest · Hercules Capital · MAIN ST Capital Corporation · Trinity Capital

Diversified Holding Company

Permanent capital vehicles that acquire significant stakes in business and actively manage portfolio companies across a wide range of industries

Cannae Holdings, Inc. · Howard Hughes · Compass Diversified

Investment Manager

Firms that manage capital and provide financial advisory services on behalf of other investors (e.g., institutions, individuals), earning fees for their services

StepStone · Bridge Investment Group · GCM Grosvenor · Artisan Partners · Hamilton Lane · Federated Hermes

Cannae is:

- ☑ a permanent capital vehicle
- ☑ an opportunistic investor across many industries, regions, and market caps
- ☑ an active manager that leverages its Board's deep operational expertise to drive growth at portfolio companies

Cannae is not:

- ☒ a closed-end fund
- ☒ a BDC making loans
- ☒ a distressed debt investor
- ☒ an investor whose involvement ends once the transaction is complete

Investment Strategy



Diversified Holding Co.
Closed-End Fund / BDC
Investment Manager
CANNAE HOLDINGS, INC.
BDC¹
Capital Southwest
Main Street
Trinity Capital
Hercules Capital
Manage Portfolio Companies
Compass Diversified
Howard Hughes*
Public Equities
Artisan Partners
Federated Hermes
Private Markets
GCM Grosvenor
StepStone
Hamilton Lane
Bridge Investment Group

*In May 2025, Pershing Square invested $900 million with the goal of reshaping Howard Hughes from a pure real estate developer into a diversified holding company – mirroring Cannae's strategy

1: Registered Business Development Company ("BDC"). BDC's must invest, typically in the form of loans, >=70% of its assets in private US companies and distribute >=90% of net investment income to shareholders

CANNAE HOLDINGS INVESTOR PRESENTATION | 6

A comparison between Cannae and its only plausible peer is imperfect May ’25: Compass disclosed accounting 1 TSR Since Cannae Inception irregularities and advised investors not to rely Cannae Compass Diversified on its ‘22-‘24 financial statements 350% 150% (50%) 2014 2025 2 TSR Since Transformation Announcement Cannae Compass Diversified 0% (40%) (80%) Feb 2024 Oct 31, 2025 1: Start Date - June 23, 2014 2: Start Date – February 20, 2024 CANNAE HOLDINGS INVESTOR PRESENTATION | 7 All data through October 31, 2025

We have proven our ability to source the right investments, improve operations, and monetize at the appropriate time Cannae Historical Investment Monetization Select Realized Investment Gains (in billions, since inception) (% return on investment, 2020-2025) 347% Represents $4.0 $6.7 2.0x $2.5B Multiple on invested of gains capital (MOIC) 169% $3.4 100% ($0.7) 65% Investment Cost Investment Losses Investment Gains Cumulative Proceeds CANNAE HOLDINGS INVESTOR PRESENTATION | 8

We re-focused our strategy on pursuing proprietary private investments with greater ownership where we can have the greatest impact on value creation Portfolio challenges were largely driven around public SPAC investments with lower ownership stakes. We re-oriented the business by investing in proprietary assets, with greater ownership control, which public investors otherwise wouldn’t be able to access. Impairment Charges Since 2021 Initial Ownership Initial Ownership Paysafe Sightline System1 Alight 1 2 Investment Stake Investment Stake $400M SPAC investments 2020 2024 ~8% 50% 2022 2023 ~31% ~89% $200M 2020 2024 ~8% ~49% 2021 2022 ~32% ~45% $0M 2021 2022 2023 2024 2025 All data from Cannae’s public filings 1: Ownership stake at time of impairment charge CANNAE HOLDINGS INVESTOR PRESENTATION | 9 2: Ownership stake as of October 31, 2025

Four principles guided our transformation Re-focus our portfolio on proprietary investments inaccessible to most public investors – where we could 1 take a significant position and partner with management to effect necessary change Return capital to shareholders through a combination of share repurchases at a discount to NAV and 2 quarterly dividends Restructure our executive leadership to position the business for long-term growth while retaining and 3 adding key Board members to oversee the execution of the strategy Reduce operating costs, complexity, and further align management with shareholders by internalizing 4 management structure and reducing ongoing costs We initiated our transformation long before Carronade’s arrival CANNAE HOLDINGS INVESTOR PRESENTATION | 10

1 We strategically disposed of select public assets…

CANNAE HOLDINGS, INC.

In just 21 months, we have sold significant stakes of our largest public equity holdings, realizing ~$1.1B in proceeds to distribute to shareholders or strategically reinvest

	Public Investment?	Ownership Stake	% of Holding Sold	Proceeds (M)
Dun & Bradstreet	✓	~16%	100%	$730
Dayforce	✓	~3%	100%	$264
Alight	✓	~8%	23%	$89
Paysafe	✓	~5%	27%	$16
				$1.1B

"CNNE continues to transition away from public equities…**Once CNNE's public investments are reduced, we believe investors will begin to appreciate its private holdings, including BKFC.**"

- Oppenheimer, March 2025

Recent asset sales provide the flexibility to refocus our portfolio while returning capital to shareholders

All data from Cannae's public filings

CANNAE HOLDINGS INVESTOR PRESENTATION | 11

…to re-focus our portfolio on opportunistic private market investments… 1 Since 2024, we have effectively: ü Flipped our public vs. private portfolio exposure to give investors exposure to proprietary investments opportunities otherwise difficult for public market investors to access ü Generated sufficient proceeds to return capital to shareholders as well as make new strategic investments to drive NAV growth Allocating Capital to Unique High-Value Opportunities Increasing Private Investments as Percentage of NAV Private Investments Public Investments Investment firm with industry-leading returns in engaged investing and an ideal partner to source potential control acquisitions November 2025 February 2024 Estate distillery acquired at a deep discount, representing an attractive value investment with significant opportunity for growth by leveraging underutilized production capacity to develop new brands th Leading producer of high-quality flavoring products, the 5 highest 30% 80% growth category in the U.S. food industry. Watkins has a long history of Private Private top- and bottom-line growth and strong free cash flow generation investments investments Global network of world-class football clubs including AFC Bournemouth of the English Premier League, FC Lorient of French Ligue 1, and Moreirense FC of the Portuguese Primeira Liga In 21 months, we transformed our portfolio to drive significant value for shareholders CANNAE HOLDINGS INVESTOR PRESENTATION | 12 All data from Cannae’s public filings

1 …where we hold a durable edge

CANNAE HOLDINGS, INC.

The Board recently directed management to continue concentrating our efforts in sports teams and ventures in the sports ecosystem, where we have seen remarkable success:

- ✓ Black Knight Football is now a leading global multi-club operator with integrated operations across four top European leagues (England, France, Portugal, Scotland).

BLACK KNIGHT FOOTBALL CLUB

Financial Success

- ✓ Drove revenue growth of nearly 30% over the first three seasons since acquiring AFC Bournemouth, including commercial revenue doubling during that period[1]
- ✓ A historic transfer window (Summer 2025) in which it was reported that Bournemouth had the 2nd highest net player sales income in all of European football.
- ✓ Achieved a $630M valuation and a "Top 50 Most Valuable" ranking (Sportico) for the first time in Bournemouth's history

Strategic & Operational Success

- ✓ Improved Bournemouth's Premier League standing from 15th place to 9th place.
- ✓ Hired new, top-tier management (President of Business, President of Football, and Head Coach) and invested in a world-class performance center.
- ✓ Acquired the team's stadium and are now nearly doubling its capacity to 20,200+ to significantly grow future matchday revenue at an attractive return on capital

Cannae is focused on owning or exerting meaningful influence in unique private-market opportunities such as sports ventures, consumer, and financial services

1: Comparing 2024/25 season revenue to 2022/23 season revenue. Commercial revenue includes sponsorship and advertising, hospitality and events, and shop merchandise revenue

CANNAE HOLDINGS INVESTOR PRESENTATION | 13

2 We returned significant capital to shareholders

CANNAE HOLDINGS, INC.

We both increased our capital return and fortified our balance sheet by:

- ✓ **Accelerating our share buyback program:** Since 2024, we have repurchased nearly $500 million of shares, including $228 million via a tender offer predating Carronade engagement by nearly a year, and expect to reach >$525 million by year-end 2025. This brings our total repurchases to over $1 billion, or 52% of shares outstanding, since 2021. All of these purchases were done at a discount to NAV
- ✓ **Initiating a dividend:** In 2024, we initiated a quarterly dividend. In 2025, we increased the dividend by 25% to $0.60/share annually

Return of Capital to Shareholders (M, 2021-2025E)


Share repurchases
Dividends
181% increase in capital returned to shareholder
$167
$225
$118
$228
$23
$300
$31
2021
2022
2023
2024
2025E

Cumulative Shares Repurchased[1]	5.3%	17.0%	23.7%	34.6%	51.9%

Methods of Capital Return (2024-2025E)


Shares repurchased at a discount to NAV - an attractive and accretive use of capital
Dividends 5%
Dutch Tender Offer 41%
Share Repurchases 54%
Provided an opportunity for investors to tender shares at a premium to the market price
Tender Offer
Share Repurchases
Dividends

Our priority is delivering tangible returns to shareholders from a position of financial strength

All data from Cannae's public filings
1: Relative to 2021 share count

CANNAE HOLDINGS INVESTOR PRESENTATION | 14

3 We restructured the Board and executive team to set our business up for long-term success

CANNAE HOLDINGS, INC.

Restructured and refreshed Board guiding our strategy:

Douglas K. Ammerman
Chairman of the Board; Appointed in February 2024

- Significant financial leadership stemming from his three-decade tenure at KPMG, including serving as:
  - National Practice Partner,
  - Managing Partner of the Orange County office, and
  - Member of KPMG's nominating committee
- Currently serves as Chairman of Stantec Inc., where he has overseen +1,509%[1] TSR since joining the Board in 2011.
- Formerly served on boards relevant to our portfolio companies, including El Pollo Loco, Inc. and J. Alexander's Holdings, Inc.

William P. Foley II
Vice Chairman & Former CEO

- Chief Executive Officer from February 2024 – May 2025
- Transitioned from Chairman to Vice Chairman in May 2025 as part of leadership succession plan
- Responsible for the growth of ~$82B in public companies[2] to date
- Over four decades of experience creating shareholder value as a preeminent operator and deal maker
- Founded and led the growth of multiple multibillion-dollar public companies, including FNF, FIS, and Black Knight Inc.
- Created the strategy and investment playbook for Cannae

William T. Royan
Appointed in June 2025

- Deep investment experience, including as:
  - Founding Partner of Markets Infrastructure Partners, a specialist in alternative asset management
  - Founding Partner and Chair of the Investment Committee at GPI Capital, a growth-oriented, alternative investment firm
  - Head of Relationship Investing at Ontario Teachers' Pension Plan, where in addition to his direct investing role, he was responsible for engagement with portfolio companies

Woodrow Tyler
Appointed in June 2025

- Accomplished investment executive, most recently as CIO of the Detroit Police & Fire Pension, where he managed a $2.7B fund
- Mr. Tyler previously served in multiple executive-level roles in portfolio management with the State of Michigan Pension Fund, the Michigan Bureau of Investments, and the UAW Retiree Medical Benefit Trust
- He currently serves as an investment committee member of the Michigan Health Endowment Fund

Executive team delivering our results:

Ryan R. Caswell
Chief Executive Officer

- Chief Executive Officer since May 2025
- President of Cannae from February 2023 – May 2025
- SVP of Corporate Finance for Cannae from 2020-2023
- Managing Director at BofA Securities
- Serves or has served as a Board member for Amerilife, Black Knight Football entities, CorroHealth, JANA Partners, System1, Triple Tree Holdings, and the Watkins Co.

Bryan D. Coy
Chief Financial Officer

- Chief Financial Officer of Cannae since 2020
- CFO of the NHL's Vegas Golden Knights and related entities from 2017-2021
- Chief Accounting Officer of Interblock Gaming, 2015-2017
- CFO of Aruze Gaming America, 2010-2015
- Served in senior finance positions at Fontainebleau Resorts, Shuffle Master, Sunterra, and eSchool Solutions

1: September 16, 2011 to October 31, 2025
2: Companies include FNF, FIS, BKI, DAY, DNB, FG, PSFE, ALIT, SST and CNNE

CANNAE HOLDINGS INVESTOR PRESENTATION | 15

We reduced operating costs and complexity, while increasing alignment 4 by internalizing our management structure In 2024, the Board restructured how our management team is paid and incentivized well-before Carronade became involved Objective: Path to Execution: Execution and Disclosure: In February 2024, Cannae terminated the management Reduce operating costs Internalize the management structure for all agreement with Trasimene, which effectively: investment functions and complexity ü Reduced ongoing management fees from $37.7 million in 2023 to $7.6 million going forward More closely align ü Reduced our termination fee from $40 million to Shift the majority of compensation for key executives incentives with $20 million to restricted stock shareholders ü Internalized the management structure “Management recently took several steps to increase CNNE’s investment appeal. It brought back Bill Foley as CEO, announced a $200M Dutch tender offer, entered into a strategic partnership with JANA Partners, and changed its management incentive structure…We raise our price target to $27 (from $25), owing to the potential benefit of company’s recent moves.” - Oppenheimer, March 2024, following announcement of transition from external management structure Our actions provided immediate benefits to our shareholders CANNAE HOLDINGS INVESTOR PRESENTATION | 16

As we transformed the portfolio and increased return of capital to shareholders, our discount to NAV has shrunk… Discount to NAV (24%) We reduced discount to NAV by 20% from the ’22-’24 average discount (35%) Average discount to NAV: (44%) February 2024: (48%) Transformation announced May 2022 Jan 2024 Oct 2025 “Once CNNE’s public investments are reduced, we believe investors will begin to appreciate its private holdings, including BKFC.” - Oppenheimer, March 2025 Our strategy is working, and delivering compelling results CANNAE HOLDINGS INVESTOR PRESENTATION | 17

…and our go-forward strategy has drawn strong commendations from analysts Three strategic pillars will continue to drive success “Participating in the shareholder-value-creating ability of Vice Chairman Bill Foley: In our view, equity investors have an opportunity to participate in the shareholder-value-creating ability of William (Bill) Foley, II. Mr. Foley has a very Focus on unique, opportunistic private investments successful and long track record of creating significant shareholder value, 1 We are committed to opportunistically invest in spanning more than 30 years. We believe that he is very well respected in the attractive companies with positive cash flow as we financial community for being a top investor/operator. CNNE has three levers for continue to identify future public asset disposals growth: 1) improving performance/value within its portfolio; 2) sourcing new investments; and 3) returning capital to shareholders.” Return capital to shareholders - RBC Capital, May 2025 2 Our strategy provides us the ability to deliver a strong quarterly dividend while accelerating share repurchases “We believe there could be upside to BKFC’s valuation (CNNE recognizes the investment at cost). CNNE’s investment was made at ~1x revenue, while recent Improve performance and value of portfolio co.’s 3 Our directors and management team have deep transaction comps in the Premier League (Everton/The Friedkin Group) are expertise in industries directly relevant to our higher at 2-3x revenue…Once CNNE’s public investments are reduced, we believe investors will begin to appreciate its private holdings, including BKFC.” portfolio companies, which will continue to be a critical criteria for our future success - Oppenheimer, March 2025 This strategy serves as our roadmap for success, with a long runway for future value creation CANNAE HOLDINGS INVESTOR PRESENTATION | 18

Our continued success requires the fit - fo r - purpose Board we’ve already assembled CANNAE HOLDINGS INVESTOR PRESENTATION | 19

Beginning in 2023, we took decisive action to reconstitute our Board… …and established a framework for accountability and action We targeted critical expertise in our director search… Our business model requires directors with the unique Our decision to redomicile in Nevada, which was approved ability to: by shareholders in 2024, enables our Board to: R Attract and retain top-tier talent through stronger R Source new investments director protections R Monitor new and existing investments R Ensure accountability through the shareholder right to remove directors without cause R Guide our investment strategy R Act decisively within a predictable, statute-based legal R Provide expert guidance in industries relevant to our system portfolio companies R Reduce costs through tax savings, lower director & officer insurance premiums and litigation costs R Leverage public company leadership experience R Focus on strategy with reduced risk from opportunistic Our recent Board refreshment process yielded three litigation directors whose expertise is directly aligned with these requirements This framework creates a structure that 1) protects and attracts directors while holding them accountable and 2) provides greater certainty for corporate decision making We strengthened our Board through refreshment and enhanced accountability to deliver results CANNAE HOLDINGS INVESTOR PRESENTATION | 20

...and enhance our governance profile to strengthen oversight and increase alignment with our shareholders

CANNAE HOLDINGS, INC.

2023 AGM	2025 AGM
Executive Chair	**Independent Chair**
73% Independent (NYSE) – Continuity was prioritized through our initial years as a public company, limiting director turnover to just 2 independent directors from 2021 - 2023	**83% Independent (NYSE)** – 3 Independent directors added since 2024, including our Independent Chair, Audit Committee Chair, and 2 directors with extensive investment management experience
Classified Board Structure	**Initiated declassification process in 2025** – Board to be fully declassified by 2028, contingent on shareholder approval
Related party transactions reviewed by Audit Committee	**Established separate Related Person Transaction Committee composed of 4 highly-independent directors,** including the two most recently appointed directors (Messrs. Royan and Tyler)

KEY GOVERNANCE INDICATORS

25%	New directors since 2024
5 years	Average director tenure
94.5%	Average Say-on-Pay support last 3 years
13.9%[1]	Director & management ownership stake

Our Board and governance enhancements demonstrate our commitment and responsiveness to shareholders

1: As of October 31, 2025

CANNAE HOLDINGS INVESTOR PRESENTATION | 21

Cannae's Board provides extensive strategic and financial acumen, coupled with the expertise to identify and oversee attractive investments

CANNAE HOLDINGS, INC.

Erika Meinhardt (director since 2018)
Lead Independent Director since 2023; Compensation Committee

Vast operational and executive leadership, having served as EVP of FNF and President of National Agency Operations for Fidelity National Title Group. Her deep executive experience helps in the optimization of Cannae's strategic initiatives and in guiding key portfolio companies.

Strategic & Financial Expertise

Barry B. Moullet (2021)
Chair, Related Person Transaction Committee

Valuable leadership experience in the foodservice industry, one of our core portfolio investments. His deep operational insights directly benefit Cannae's portfolio companies by driving efficiency and maximizing value.

Industry Expertise & Executive Leadership

James B. Stallings, Jr. (2018)
Corp. Gov. & Nominating Committee; Related Person Transaction Committee

Valuable leadership and investing experience in the IT sector, one of the principal areas of our portfolio investments. His expertise in strategy, enterprise systems, and investing helps to identify and grow high-potential technology companies.

Industry & Investing Expertise

Frank P. Willey (2017)
Audit Committee

Extensive legal and leadership experience including service as President, Vice Chair and General Counsel of FNF. His intimate knowledge of the businesses and strategies helps to guide our strategy in a complex legal environment.

Legal & Leadership Expertise

Hugh R. Harris (2017)
Chair, Compensation Committee; Corp. Gov. & Nominating Committee

Deep executive leadership in financial services technology, having served as CEO of Lender Processing Services, HomeSide Lending, Inc., as well as President of Mortgage Corporation of the South, demonstrating a strong history of successfully guiding large operations.

Executive Leadership & Financial Expertise

C. Malcolm Holland (2017)
Chair, Corp. Gov & Nominating Committee

Deep banking expertise and a strong track record of leading complex financial organizations, including as founder, Chair & CEO of Veritex Holdings. His thorough understanding of business, leadership, and the banking & technology industries helps to guide strategic investments.

Executive Leadership & Strategic Expertise

Mark D. Linehan (2019)
Audit Committee

Extensive expertise in real estate investing, having served as the founder & CEO of Wynmark Company, a real estate investment & development company. His background as a CPA and experience as a public company director provide valuable financial and governance oversight.

Financial & Investing Expertise

Woodrow Tyler (2025) ✓
Related Person Transaction Committee

Significant experience as an accomplished investment executive, most recently as CIO of the Detroit Police & Fire Pension, where he managed a $2.7 billion fund. His experience in public / private investment helps guide Cannae's portfolio strategy.

Investing & Leadership Expertise

Douglas K. Ammerman (2024) ✓
Chairman of the Board since May 2025; Chair, Audit Committee

Significant financial leadership stemming from his three-decade tenure at KPMG, including serving as National Practice Partner. He currently serves as Chairman of Stantec Inc., where he has overseen +1,475% TSR since joining the Board in 2011.

Financial & Governance Expertise

William P. Foley II (2017)
Vice Chairman since May 2025; Former Chair, CEO, and CIO

Proven track record of creating shareholder value. He has led successful transactions and driven transformations across many industries, including FNF's rise to the nation's largest title company. This, coupled with his Chair roles at BKI, FIS, and DNB, brings an invaluable perspective to the Board.

Executive Leadership & Strategic Expertise

Frank R. Martire (2017)
Former Lead Independent Director ('20-'23)

Significant executive and Board leadership experience and a proven track record of driving growth in the financial technology sector. He is the founder & Chair of Bridgeport Partners and former Chair of NCR Corp., J. Alexander, FIS, Metavante, and CSI, bringing critical expertise to our Board.

Executive Leadership & Strategy

William T. Royan (2025) ✓
Corp. Gov. & Nominating Committee; Related Person Transaction Committee

Deep investment experience, having founded Markets Infrastructure Partners and GPI Capital and holding a leadership role at Ontario Teachers' Pension Plan. His investing expertise helps to guide and oversee Cannae's portfolio strategy.

Investing & Leadership Expertise

Standing for election in 2025 (Erika Meinhardt, Barry B. Moullet, James B. Stallings, Jr., Frank P. Willey)

✓ Appointed within the last 2 years

CANNAE HOLDINGS INVESTOR PRESENTATION | 22

Our Board composition reflects the precise expertise shareholders need 12 of 12 Finance / Capital Allocation Directors 12 of 12 Risk Management Directors 12 of 12 Transactions Experience Directors 9 of 12 Public Company Leadership Directors 10 of 12 Public Company Board Experience Directors 10 of 12 Entrepreneur / Business Growth Directors 12 of 12 Regulatory / Legal Directors Our fit-for-purpose Board leverages diverse expertise to drive growth and provide strategic oversight CANNAE HOLDINGS INVESTOR PRESENTATION | 23

Carronade’s campaign would materially degrade the Board’s expertise Finance / Capital Allocation O Carronade is seeking to remove highly-qualified Risk Management OO directors with expertise directly relevant to the Transactions Experience O Company’s strategy and portfolio companies. Public Company Leadership OOOO Carronade’s proposed replacements lack many Public Company Board Experience OO of those critical attributes, posing a Entrepreneur / Business Growth OO serious threat to Cannae’s shareholders. Regulatory / Legal OOO CANNAE HOLDINGS INVESTOR PRESENTATION | 24 Stallings Moullet Willey Meinhardt Aboelnaga Duster Prieto Schaible

Carronade would replace deep technology industry expertise with redundant skills

CANNAE HOLDINGS, INC.

James B. Stallings, Jr.



Principal Role: Managing Partner, PS27 Ventures

Mr. Stallings' career covers the full spectrum of the technology sector, from establishing himself as an entrepreneur and holding leadership roles at IBM to building a successful career as an investor in the IT sector, in which we invest.

Value to shareholders as a director:

- ✓ Extensive entrepreneurial and investing experience which helps Cannae uncover emerging investment opportunities:
  - Managing Partner at PS27 Ventures, a tech-focused investment fund
  - Founded E House, a consumer technology company
- ✓ Significant public company leadership experience from his 20+ years at IBM Corporation (NYSE: IBM), including:
  - General Manager of several major lines of business, including the company's $25 billion global hardware sales division, its $7 billion Linux software business, and its intellectual property division, which held 39,000 patents
- ✓ Strong governance experience, including as a director at:
  - Fidelity National Information Services, Inc. (NYSE: FIS; since '13) where he serves on the Compensation and Corp. Gov. & Nom. Committees and has overseen significant M&A transactions
  - UGI Corporation (NYSE: UGI; '15-'23); served as Comp. Committee Chair

Why He is Renominated:

Mr. Stallings' qualifications to serve on our Board include his more than 25 years of experience in the information technology industry, comprised of leadership roles in business management, strategy and innovation, his experience as an entrepreneur, and his financial expertise. Mr. Stallings' experience helps identify and grow high-potential technology companies.

Mona Aboelnaga

Principal Role: Managing Partner, K6 Investments

Ms. Aboelnaga's investment experience is in sectors that do not align with Cannae's portfolio strategy. She lacks the public company leadership experience required to guide our portfolio companies, and her portfolio management skills are unnecessarily redundant on our Board.

What's concerning for shareholders:

- ✗ No public company leadership experience
- ✗ Unsuccessful as CEO of Proctor Investment Management, which reportedly "failed to generate significant revenue" and was closed
- ✗ Dismal track record as director of Perpetual Limited and Webster Financial Corp (which underperformed benchmarks by 97 and 69 percentage points, respectively)[1,2] and Mondee Holdings, which delisted and filed for bankruptcy during her tenure

<u>Shareholders stand to lose</u>

deep strategy, leadership, and investing experience in an industry directly relevant to our portfolio

1: PPT TSR of -35.5% vs +61.0% for the MSCI AC World Capital Markets Index (June 28, 2021 to October 31, 2025); 2: WBS TSR of +6.5% vs +75.6% (MSCI AC World Bank Index; February 1, 2022 to October 31, 2025)

CANNAE HOLDINGS INVESTOR PRESENTATION | 25

Carronade would remove expertise directly relevant to our investments

CANNAE HOLDINGS, INC.

Barry B. Moullet



Principal Role: Foodservice Industry Executive

Mr. Moullet's deep operational leadership within the foodservice industry, from executive roles at Darden Restaurants and Focus Brands Inc., provides a critical perspective that directly benefits our restaurant portfolio companies

Value to shareholders as a director:

✓ Significant executive leadership experience in the foodservice industry, including:
- Chief Supply Chain Officer, Focus Brands Inc.
- Various executive roles, Darden Restaurants, Inc.
- VP of Purchasing, Restaurant Services Inc.
- VP of Purchasing, Kentucky Fried Chicken

✓ Since 2012, Mr. Moullet has been the principal of BBM Executive Insights, a consulting firm he founded which specializes in optimizing supply chain management for foodservice clients

Why He is Renominated:

Mr. Moullet's qualifications to serve on our Board include his significant experience in the foodservice industry, including consulting and executive leadership experience, as well as his significant board experience. Mr. Moullet's insights directly benefit Cannae's portfolio companies to drive efficiency and maximize value.

Dennis A. Prieto

Principal Role: Chief Restructuring Officer, Last Step Recycling, LLC

Mr. Prieto spent the majority of his career at Aurelius Capital Management, a distressed debt investment fund, where he focused on restructuring. After leaving Aurelius in 2023, he joined Last Step Recycling, LLC, a private materials processing company as Chief Restructure Officer, again in a restructuring role

What's concerning for shareholders:

✗ No public company leadership
✗ No public company board experience
✗ No industry experience relative to our business
✗ Significant professional overlap – including history at the same firm – with Carronade's principal, Dan Gropper, developing expertise (in debt and restructuring) irrelevant to our business

Shareholders stand to lose
critical expertise in an industry directly relevant to our portfolio and replace it with skills immaterial to our strategy

CANNAE HOLDINGS INVESTOR PRESENTATION | 26

Carronade seeks to oust a proven, long-term leader in favor of a nominee with a history of short-term director stints

CANNAE HOLDINGS, INC.

Erika Meinhardt



Principal Role: Former EVP of Operations, FNF

With over 30 years of operational and executive leadership, Ms. Meinhardt was key to FNF's transformation into the largest U.S. title insurance underwriter, driving strong TSR that outperformed its benchmark by +372ppts[1]

Value to shareholders as a director:

- ✓ Strong track record managing and growing complex business organizations, evidenced by FNF's success under her leadership:
  - FNF Title maintained adjusted margins ~71% higher than competitors (17.4% vs 10.1% competitor average) in Ms. Meinhardt's last five years at FNF
- ✓ Significant public company operations and leadership experience from her 20+ years at FNF, including as Executive Vice President, President of National Agency Operations (National Title Group), and National Agency Operations Manager

Why She is Renominated:

Ms. Meinhardt's qualifications to serve on our Board include her knowledge of our businesses and the industries in which we operate, and strong track record of managing and growing complex business organizations evidenced by FNF's success under her leadership. Ms. Meinhardt's deep executive experience helps optimize the Company's strategic initiatives and guide portfolio companies.

Benjamin C. Duster, IV

Principal Role: CEO, Mobile Technologies Inc.

Mr. Duster transitioned from investment banking to a series of temporary leadership and board roles, including short stints at a private health services company and a private electronics company (his current role). Notably, he's served on 12 public company boards over the past 15 years, often for short durations

What's concerning for shareholders:

- ✗ No public company leadership experience
- ✗ Served on Republic First Bancorp, which filed for bankruptcy and whose bank subsidiary was seized by regulators
- ✗ Undisclosed professional connection to fellow nominee Aboelnaga (both serve as Senior Advisors at Jon F. Weber & Co.)

Shareholders stand to lose proven operational and executive leadership with a strong track record of value creation

1: FNF TSR of +576.1% vs +204.2% for the MSCI AC World Insurance Index (from October 2005, date of first trading day, through January 2024)

CANNAE HOLDINGS INVESTOR PRESENTATION | 27

Carronade would remove extensive legal, governance, and leadership skills

CANNAE HOLDINGS, INC.

Frank P. Willey



Principal Role: Partner, Hennelly & Grossfeld LLP

Mr. Willey is a former public company general counsel and experienced independent director with strengths in leadership, mergers and acquisitions, compliance, risk management and governance.

Value to shareholders as a director:

- ✓ Significant public company mergers and acquisitions, legal, and leadership experience, including as:
  - ➢ Vice Chairman, President and General Counsel of FNF, the largest title insurance underwriter in the United States
  - ➢ Vice President and General Counsel of Land Resources Corporation (AMEX: LRC)
  - ➢ Director of Fisher Communications, Inc. (Nasdaq: FSCI)
- ✓ Strong governance and leadership experience at companies relevant to our portfolio holdings, including service as an independent director of Penny Mac Investment Trust (NYSE: PMT) and Vice Chairman of Carl Karcher Enterprises, Inc., (NYSE: CKR), an international restaurant chain
- ✓ He currently serves as the Executive Vice Chairman and Audit Committee Chair of Commercial Bank of California
- ✓ Mr. Willey's experience is directly relevant to oversee strategy while navigating Cannae's complex regulatory environment

Why He is Renominated:

Mr. Willey's qualifications to serve on our Board include his deep knowledge of our businesses and strategies that he gained while serving as a director of FNF, his experience leading and growing a complex business organization, and his financial literacy and legal expertise. Mr. Willey's extensive understanding of our portfolio companies helps guide our strategies in a complex legal and risk environment.

Chérie L. Schaible

Principal Role: Founder of CLS Advisory, LLC (December 2024); Fractional (Part-time) General Counsel, Thrasio

Since 2016, Ms. Schaible has worked exclusively at private companies in industries that are not relevant to Cannae's business. While she spent 9 years at American International Group (NYSE: AIG), she never reached the General Counsel level and has never served on a public company board

What's concerning for shareholders:

- ✗ No public company leadership experience
- ✗ No public company board experience
- ✗ No direct experience at companies operating in an industry relevant to our portfolio

<u>Shareholders stand to lose</u>

40+ years of legal, executive leadership, and governance experience.

CANNAE HOLDINGS INVESTOR PRESENTATION | 28

Carronade’s demands would disrupt our progress, putting shareholder value at risk CANNAE HOLDINGS INVESTOR PRESENTATION | 29

Carronade’s playbook is ill-suited to a company executing a successful, long-term growth strategy …and the risks are clear What Cannae needs… …is not what Carronade proposes… “It's our house view that the economy is in for a bit of a rough ride, which if you're a credit investor is a particularly good Distressed-debt expertise High-quality portfolio expertise RQ thing because it'll increase defaults and there'll be more Our focus is on long-term value creation Carronade’s focus is on profiting from restructuring and you know, that's where credit investors by actively managing a portfolio of high- corporate distress and debt management make most of their money.” quality companies - a specialty that has no application here - Dan Gropper, May 12, 2025, Bloomberg FICC Focus Podcast “Carronade is pushing CNNE to return capital in an Strategic vision Recycled “solutions” 'accelerated' timeframe…Recall, on its recent earnings call, RQ CNNE management had already stated that capital returns We proactively develop and execute Carronade’s proposals are redundant with through buybacks for portfolio monetizations would be a strategies to unlock the unique the strategic plan we have been successfully priority.” potential of our portfolio executing since February 2024, long before - RBC Capital, March 2025 Carronade’s involvement Carronade’s nominees have: O No public company executive leadership Fit-for-purpose directors Irrelevant qualifications RQ O No relevant industry experience to help guide our We rely on an independent Board Carronade’s nominees have no visible portfolio companies leveraging skills relevant to our portfolio expertise relevant to oversight of Cannae’s O No investment expertise in areas that align with our strategy companies and our investment strategy business model, operations or strategy 1 Carronade founder when discussing its investment horizon: “…you know, somewhere between two weeks and two years.” CANNAE HOLDINGS INVESTOR PRESENTATION | 30 1: Dan Gropper, May 12, 2025, Bloomberg FICC Focus Podcast

Carronade is late to the party – and didn't bring anything with it

CANNAE HOLDINGS, INC.

Feb '24: Cannae announces strategic actions including:
- ✓ a >$200 million tender offer
- ✓ termination of external management agreement to reduce costs and create better alignment with shareholders
- ✓ investment in JANA to source new control opportunities
- ✓ appointment of Bill Foley as CEO

April '24: Cannae completes $223 million Dutch tender offer

May '24: Cannae initiates dividend

Aug '24: Cannae announces major portfolio updates including:
- ✓ continued growth at Black Knight Football Club and AFC Bournemouth
- ✓ significant cost reductions across the portfolio
- ✓ reported sales process for Dun & Bradstreet, Cannae's largest holding

Oct '24: Cannae acquires majority stake in Watkins, where long-term owner rolls ~40% of equity to partner with Cannae

FY2024: CNNE sells ~$470 million of shares in public portfolio co.'s[1]

2024 | February | March | April | May | June | July | August | September | October | November | December

Nov '24: Carronade's stake becomes public

Dec '24: Carronade submits nominations without ever having engaged with Cannae's Board or management

1: Alight, Dayforce, Dun & Bradstreet, and Paysafe

CANNAE HOLDINGS INVESTOR PRESENTATION | 31

Cannae continues to execute its strategic plans, aligning with the pro-shareholder goals that Carronade purports to support May ‘25: Cannae announces series of March ‘25: Cannae announces governance and leadership changes: intention to declassify the üAppointment of Independent Chair August ‘25: Board approves 25% Board, subject to shareholder üAppointment of new CEO increase in quarterly cash approval, beginning at the üAppointment of 2 new independent dividend to $0.60/share annually 2025 AGM directors, adding deep investment management and corporate governance experience to the Board January February March April May June July August September October November 2025 March ‘25: Cannae announces August ‘25: Cannae announces: 25YTD: Cannae has D&B sale to Clearlake Capital üClose of D&B sale, reiterating returned $273 million in and commitment to commitment to using $500 shares, increased private May ‘25: Cannae announces repurchase $300 million in million to repurchase shares, investment contribution additional investment in JANA, shares, repay $101 million dividends, and debt repayment to NAV to 80%, and bringing total ownership stake margin loan, and retain $60 üYTD repurchases total $177 reduced the discount to to 50% million for future dividends million NAV by 21% since the start of 2024 CANNAE HOLDINGS INVESTOR PRESENTATION | 32 Strategic Actions Board Actions

Carronade is applying its distressed playbook to a clear outlier in its portfolio Carronade's investment in Cannae is a clear departure from its core expertise in distressed debt, characterized by investments with: Q elevated liquidity risk, Q heavy reliance on debt financing, and Q heightened risk of financial distress. By contrast, Cannae prudently manages debt and capital, most recently retiring debt related to its margin loan. The unsuitability of Carronade’s ideas and nominees stems directly from this mismatch Source: Carronade Capital Management’s LinkedIn webpage CANNAE HOLDINGS INVESTOR PRESENTATION | 33

Carronade’s inflammatory accusations distort reality and mislead investors: Investment strategy & capital allocation Carronade’s Fiction Cannae’s investment strategy and capital allocation strategy are “vague and unclear” The Truth ü We have consistently stated our strategy on every earnings call since our transformation was announced in February 2024: “We are going to be much more focused on private investments going forward. I think it works better if you think of what Cannae is and the capital that it has and how we can most effectively leverage our permanent capital…we like the public businesses that we have but I think you'll see us sell down those names over time and look to reinvest in private businesses.” – Ryan Caswell, February 2024 “Our strategy has three main levers, including improving the performance and valuation of our portfolio companies, making new investments primarily in private companies that will grow NAV, and return capital to shareholders, which until today was done primarily through Cannae share repurchases at a discount to NAV” – Bill Foley, May 2024 “As Bill noted earlier, private company investments have been a driving force behind Cannae's success historically and we believe a more efficient use of Cannae's capital. We are looking for new investments that will grow NAV and ideally provide operating cash flow to Cannae. We are focused on acquiring profitable businesses where we have knowledge of the sector, relationships with industry executives and can add value through our ownerships.” – Ryan Caswell, May 2024 “We are primarily focused on platform investments in the private markets. As stated before, we plan to fund any new acquisition through redeploying capital from the sale of some of our public company investments.” – Ryan Caswell, August 2024 “Going forward, investment size would be in the $100 million-plus type of range....I do think we'll look at some bigger stuff, but I don't believe that you'll have some of the larger deals that we did historically.” – Ryan Caswell, November 2024 (continued on next page) CANNAE HOLDINGS INVESTOR PRESENTATION | 34

Carronade’s inflammatory accusations distort reality and mislead investors: Investment strategy & capital allocation (cont.) The Truth (continued from prior page) “Going forward, we plan to continue to rebalance our portfolio away from some of our public company investments and plan to prioritize share buybacks as a use of capital that is recovered from these public company share sales.” – Ryan Caswell, February 2025 “As previously announced post-transaction closing, we expect to use at least $460 million of these proceeds for share repurchases, dividends and debt repayment, of which at least $300 million will be used to repurchase shares, $101 million to repay Cannae's margin loan and we will retain $60 million to pay future dividends.” – Ryan Caswell, May 2025 “The first part of our plan was to rebalance our portfolio away from our public company investments…To put in perspective our actions since we announced the plan in February 2024, we have sold approximately $1.1 billion of our public portfolio stakes, which includes the pending D&B sale and the 2024 sales of Dayforce, Alight, D&B, and Paysafe. In February 2024, approximately 63% of our assets were in public company shares. Following the D&B sale, approximately 22% of our assets will be in public company shares. We believe this change better positions Cannae as a permanent capital vehicle, which owns proprietary and differentiated assets… …Since we announced our strategic plan in February 2024, Cannae has returned approximately $414 million in total share buybacks and dividends, demonstrating a consistent plan to return capital to our shareholders and close the NAV gap. We also continue to opportunistically look to invest capital in attractive businesses that can generate outsized returns. We believe by making investments in these businesses and leveraging the operational and strategic toolkit of Cannae's board and management team, we will generate long-term NAV growth and drive shareholder returns.” – Ryan Caswell, August 2025 What’s particularly worrisome – and should be for all shareholders – is in March 2025, 13 months after we announced our shift away from public equities to private investments, Carronade wrote to shareholders: “We believe that Cannae should commit definitively to returning a substantial majority of this capital on an accelerated timeline. Management could then reallocate its time from monitoring small stakes in large public companies where their ability to “improve the performance and valuation” is limited, to focusing on improving disclosure and valuation of the remaining private assets.” Clearly, Carronade is more committed to its distorted narrative than to the truth CANNAE HOLDINGS INVESTOR PRESENTATION | 35

Carronade’s inflammatory accusations distort reality and mislead investors: Board of Directors Carronade’s Fiction Several of Cannae’s directors are not independent due to their experience working with Mr. Foley on other ventures The Truth ü A history of business success and the innate ability to understand our complex business is a strategic asset, not a liability ü Our commitment to strong governance is clear. Since 2024, our Board refreshment efforts have included the addition of 3 independent directors with highly-relevant skills and experiences, including extensive portfolio management and corporate governance experience ü Carronade is also conveniently ignoring that their own nominees are deeply connected: o Dennis Prieto worked with Carronade principal Dan Gropper at a prior distressed-focused fund (Aurelius Capital) for over 10 years; o Mona Aboelnaga and Ben Duster both serve as senior advisors at Jon F. Weber & Co., which focuses on restructuring matters, but do not disclose this shared affiliation in the biographies they present to Cannae shareholders; and o Schaible, who appears to have some experience in restructuring, is further connected to this professional network via her husband, who handles restructuring matters at a prominent New York law firm. For instance, Schaible’s husband represented lenders in the Chapter 11 restructuring of Chesapeake Energy, where Ben Duster joined the board in connection with the Chapter 11 plan. Schaible’s husband worked on other matters involving entities where either Carronade or Aurelius Capital (the prior firm of Carronade principal Dan Gropper and nominee Dennis Prieto) were invested. CANNAE HOLDINGS INVESTOR PRESENTATION | 36

Carronade's inflammatory accusations distort reality and mislead investors: Board refreshment and engagement with Carronade

CANNAE HOLDINGS, INC.

Carronade's Fiction

Cannae increased the size of its Board and handpicked two new directors during the midst of an election contest

The Truth

- ✓ **Carronade rebuffed repeated attempts to engage constructively**, including repeated offers to appoint new mutually agreed independent directors appropriate for the Board
- ✓ Carronade bought its first shares in September 2024, and in December 2024, **nominated directors without any prior engagement with Cannae**
- ✓ **After just two meetings** with management in January and February 2024— **and without ever requesting to speak with any independent directors — Carronade declared they were "nearing the end of the timeframe in which we will be able to engage constructively"**
- ✓ During March, **we made settlement offers, including new director appointments**. On March 20, just one day after we proposed adding two mutually agreed independent directors who would serve on key Board committees, Carronade publicly launched their campaign
- ✓ In April, **we again offered to appoint two mutually agreed directors** with relevant skills and experience. **Carronade again rejected** the proposed resolution, preferring instead to push for nominees personally and professionally connected to Carronade
- ✓ Following these repeated settlement attempts, the Board appointed Bill Royan and Woody Tyler to the Board due their extensive and superior backgrounds in portfolio management and corporate governance

CANNAE HOLDINGS INVESTOR PRESENTATION | 37

Carronade’s inflammatory accusations distort reality and mislead investors: Timing of Cannae’s AGM Carronade’s Fiction Cannae “deliberately attempted” to delay the Annual Meeting date for tactical advantage The Truth ü The December meeting date was determined to be the optimal time for shareholders as it: o Provided shareholders maximum transparency. Holding the meeting in December allowed us to deliver on our commitment to rd return capital to shareholders and reduce debt obligations following the close of the Dun & Bradstreet transaction in the 3 quarter. This ensured shareholders had a complete and accurate picture of the effectiveness of our strategy and our ability to execute; and o Ensured shareholders had an additional opportunity to nominate director candidates for, and submit proposals to, Cannae's Board. ü With a significant share buyback underway, it is important that the directors are chosen by the shareholders who remain invested in the Company after the Annual Meeting ü Since the announcement of Cannae’s strategic plan in 2024, we have taken a series of significant actions designed to drive shareholder value. The sale of DNB and the capital return to shareholders was a critical aspect of the plan ü The December meeting date is in compliance with law CANNAE HOLDINGS INVESTOR PRESENTATION | 38

Carronade’s inflammatory accusations distort reality and mislead investors: Compensation arrangement with Bill Foley Carronade’s Fiction The compensation arrangement with Mr. Foley that paid him $17 million to transition to Vice Chair, allows him to re-sell shares at a premium in a change-in-control, and accelerate unvested equity is “egregious” The Truth ü Mr. Foley’s compensation arrangement was part of a larger Cannae transition involving Mr. Foley becoming Vice Chairman, Mr. Ammerman becoming Chairman, Mr. Caswell becoming CEO and terminating the Management Services Agreement and should be considered holistically ü The agreement, central to our leadership succession, retains Mr. Foley as an engaged director with a term extending to at least 2027 ü This arrangement, which was unanimously approved separately by both Cannae’s Compensation Committee and Related Person Transaction Committee, serves as a retention tool to keep Mr. Foley, a highly-respected investor and premier operator, on our Board in a position that benefits all shareholders as we implemented several leadership changes o Over the last ten years, Mr. Foley has helped to create approximately $3.3 billion in realized value for Cannae and its predecessor’s shareholders o Over his career, Mr. Foley has created over $80 billion in public company value ü As part of the agreement, the Cannae Board eliminated Mr. Foley’s right to voluntarily terminate his employment at Cannae, which would have accelerated his unvested equity and would have allowed him to immediately sell all of his Cannae equity if a director was elected to the Board without his consent ü Mr. Foley has never sold any Cannae shares and this arrangement restricts him from selling in 2025, allowing Cannae to repurchase shares from third party shareholders and preserve market liquidity CANNAE HOLDINGS INVESTOR PRESENTATION | 39

Carronade's inflammatory accusations distort reality and mislead investors: Compensation and fee structure

CANNAE HOLDINGS, INC.

Carronade's Fiction

Management compensation is out of step with Cannae's value creation and is impacting the discount to NAV

The Truth

- ✓ The payouts are primarily a function of the original structure and that was precisely what the Board looked to change when it undertook the strategy to internalize the manager – long before Carronade became a shareholder
- ✓ **The end result is a Cannae that, today, has much better aligned compensation and incentives with the company's strategy**. Carronade knows this but is once again looking in the rearview mirror to attack the board for things it proactively changed 2 years ago independent of them
- ✓ Cannae has a successful investing track record, generating $3.3 billion in net gains since inception. **Our earnout structure is fundamentally aligned with this performance** and we have recently made further enhancements that Carronade ignores
- ✓ **Performance-based earnouts are a significant—and defining—feature of our compensation plan**
    - Dayforce, which returned 5x our invested capital and generated ~$2.3 billion in investment gains, was the primary driver of the Investment Success Incentive Program ("ISIP"). **Cannae held this position for over 10 years before any payments or bonuses were distributed**
    - In February 2024, **we terminated our external management agreement**, effectively reducing our management fees from $40 and $37.7 million in 2022 and 2023, respectively, to $7.6 million per year through June 2027. We also reduced our termination fee from $40 to $20 million
    - ISS has consistently recommended in favor of our advisory vote on executive compensation (say-on-pay) and **we have received average shareholder support of 90% over the past 5 years**
- ✓ Additionally, the $650 million Carronade calculates is entirely out of context, as it **aggregates 8-years of** external management fees, Manager Incentive Program ("MIP"), ISIP, stock- and cash-based compensation for all NEOs, and MSA Termination Fee
    - Since 2017, Cannae has paid over $330 million in performance-based compensation based on historical investment gains (ISIP and MIP) and over $170 million in external management fees, all of which were terminated before Carronade's involvement

CANNAE HOLDINGS INVESTOR PRESENTATION | 40

We have evolved our compensation structure to strengthen alignment with long-term shareholder interests Our executive compensation philosophy: 2024 CEO Compensation Bonus Salary Pay-for-Performance: In 2024, we began paying discretionary cash bonuses which allows 10% 11% our Compensation Committee to consider Cannae’s and the individual’s performance, as well as market compensation levels, to align with superior results to shareholders Shareholder Alignment and Risk Mitigation: We place a strong emphasis on delivering 79% long-term results for our shareholders and discourage excessive risk-taking by our At-risk executive officers Competitiveness: Total compensation is designed to be competitive to attract, motivate, and retain highly qualified and effective executives who can build shareholder value Equity Awards over the long term 79% Transition to internal management structure: Management Fees ($, M) $40.1 To more closely align incentives with shareholders, we terminated our agreement with $37.7 Trasimene and shifted the majority of compensation for key executives to restricted stock $7.6 Through this process, our management fees will decline from $40 million and $37.7 million in 2022 and 2023, respectively, to $7.6 million per year 2022 2023 3Q 2024 Forward Our executive compensation program is designed to promote long-term value creation CANNAE HOLDINGS INVESTOR PRESENTATION | 41

Cannae has worked extensively to reduce the discount to NAV… Multiple initiatives – not merely the easy fixes Carronade proposes – have meaningfully cut the discount to NAV: ü Restructured executive leadership and internalizing the management structure 2022 2023 2024 ü Refocusing on private market investments, such as Jana, which restore the risk/reward profile under which Cannae prospered ü Committing to using at least $500 million in proceeds from the sale of Dun & Bradstreet to repurchase shares, pay future dividends, and retire existing margin loan debt ü Returning over $1 billion in capital to shareholders through share (35%) repurchase and dividends since 2021 in order to close the discount (38%) to NAV +21% (44%) improvement ü Carronade raised the topic of a tender offer at a premium, in addition to the prior 2024 tender offer. We considered this, but due For months ending December 31, 2023, Decembers 31, 2024, and October 31, 2025 to the stock price and liquidity, it was more beneficial for shareholders to conduct open market purchase Carronade has offered no workable solutions to address the NAV discount beyond what the Board has already either evaluated or implemented CANNAE HOLDINGS INVESTOR PRESENTATION | 42

…while building a solid foundation for long-term growth Cannae is not a closed-end fund. Reducing discount to NAV is a priority – but so are our primary drivers of long-term value • NAV discounts are common for companies that invest in private companies due to illiquidity and less frequent valuations • While these discounts may widen as our private asset focus grows, they are not a verdict on strategic success Our highest returns come from: Illustrative exits and recent investments demonstrate the point: Duration Year MOIC Company Held MOIC Company Invested to Date Value Drivers 1. Targeting high cash flow investments in industries where 8% annual dividend; YoY ’24 Sales / 2 years 2024 1.6x 1.0x EBITDA growth of MSD% / HSD% our Board and management team have proven expertise Already producing cash flows and 2 years 2024 2.0x 1.0x potential investment opportunities 2. Leveraging our access to unique, Significant growth expected with private market opportunities 5 years 2023 1.0x 5.5x new product launches underway that can deliver outsized returns 3. Delivering value through 2022 8 years 4.0x 1.6x Our ability to leverage permanent optimizing our portfolio capital and duration enables us to optimize returns over time companies 2020 17 years 2.7x 4.5x Our stewardship of capital and the value our investments have created for shareholders over time, is compelling evidence we have the right investment strategy CANNAE HOLDINGS INVESTOR PRESENTATION | 43

The Board began prudently reducing operating expenses long before Carronade’s initial purchase of Cannae stock In February 2024, Cannae announced it would wind down Trasimene, our externally managed structure, as part of our efforts to re-balance the business and reduce operating expenses Internalizing our Management Structure Management Fees (M) • Trasimene no longer received incremental management $40.1 $37.7 fees or carried interest on investments made since February 6, 2024 81% reduction • Management fees were reduced to $7.6 million per year (with a $6.7 million annual termination fee for 3 years until July 2026) • This is a significant reduction from the $37.7 million paid in $7.6 management fees (not including carried interest expense) in 2023 and $40.1 million in 2022 2022 2023 3Q 2024 Forward Internalizing our management structure reduced expenses while continuing to invest in the top-tier talent required to source and manage investments CANNAE HOLDINGS INVESTOR PRESENTATION | 44

A Clear Choice:
Cannae's Long-Term Strategy vs. Carronade's Short-Term Tactics

CANNAE HOLDINGS, INC.

We are successfully executing our strategy to deliver long-term value

✓ We've transformed our portfolio, strengthened our Board, enhanced our governance, and aggressively returned capital return in just 21 months. And the results are clear since the beginning of 2024:

$1.1B	+$540M	21%
Proceeds from sale of public investments	Capital returned to shareholders	Reduction in discount to NAV

✓ Our refreshed, fit-for-purpose Board has the right mix of experience to oversee the successful execution of our strategy and continue driving value for all shareholders

11 directors with	6 directors with	9 directors with
industry expertise directly relevant to our portfolio co.'s	strong **investing track records**	public company **executive leadership experience**

Carronade's campaign would disrupt our progress and destroy value

✗ Their critiques are backward-looking, attacking issues our Board proactively addressed long before their involvement

✗ They are focused on short-term tactics, like forced spin-offs, that ignores critical tax implications and restricts liquidity

✗ Their nominees (including former colleagues and personal connections of Mr. Gropper) bring irrelevant "restructuring" experience, reflecting a disruptive, short-term assignment, not a plan to build our business.

Protect Your Investment. Vote FOR Cannae's Directors to Continue Our Long-Term Value Creation

CANNAE HOLDINGS INVESTOR PRESENTATION | 45

PROTECT YOUR INVESTMENT Vote on the WHITE proxy card FOR ONLY the Your Vote is Important! Four Company Nominees: If you have any questions or require assistance with voting your shares, please contact: q Erika Meinhardt q Barry B. Moullet q James B. Stallings, Jr. q Frank P. Wiley Shareholders call toll free: (877) 750-0637 Banks and Brokers may call collect: (212) 750-5833 CANNAE HOLDINGS INVESTOR PRESENTATION | 46

FORWARD-LOOKING STATEMENT This communication contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, beliefs, plans, intentions, or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management, including statements about our buyback program, the impact of our actions on shareholder value and net asset value, and our ability to implement our plans. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Except as required by applicable law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties that forward-looking statements are subject to include, but are not limited to: risks associated with our ability to successfully operate businesses outside our traditional areas of focus; changes in general economic, business and political conditions, including among others, consumer spending, business investment, government spending, the volatility and strength of the capital markets, investor and consumer confidence, foreign currency exchange rates, commodity prices, inflation levels, changes in trade policy, tariffs on goods, and supply chain disruptions; risks associated with the Investment Company Act of 1940; risks associated with our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; significant competition that our operating subsidiaries face; risks related to the externalization of certain of our management functions to an external manager, and risks associated with being the subject of a proxy contest. This presentation should be read in conjunction with the risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Cannae Holdings, Inc.’s (“Cannae”) Forms 10-Q, 10-K and other filings with the Securities and Exchange Commission (the “SEC”). Statements and case studies contained herein relate to (i) Fidelity National Financial, Inc. (“FNF”), (ii) Fidelity National Information Services, Inc. (“FIS”), (iii) Alight, Inc. (“ALIT”) (iv) Paysafe Limited (“PSFE”), (v) Dayforce, Inc. (“DAY”), (vi) Dun & Bradstreet Holdings, Inc. (“DNB”), (vii) System1, Inc. (“SST”), (viii) F&G Annuities & Life, Inc. (“F&G” or “FG”), and/or (ix) Black Knight Football Club US, LP (“BKFC”, or “Black Knight Football”), and/or (x) the historical performance of certain securities noted throughout this document as some of these securities are no longer available for purchase. An investment in Cannae is not an investment in any of these securities. The historical stock price performance of these securities is not necessarily indicative of future performance of Cannae. Past stock price performance and rate of return of common stock of Cannae may not be indicative of future performance. CANNAE HOLDINGS INVESTOR PRESENTATION | 47

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT Cannae has filed a definitive proxy statement on Schedule 14A, an accompanying WHITE proxy card, and other relevant documents with the SEC in connection with the solicitation of proxies from Cannae’s shareholders for Cannae’s 2025 annual meeting of shareholders. CANNAE’S SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ CANNAE’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD, AND ANY OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the definitive proxy statement, and other documents that Cannae files with the SEC at no charge from the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC Filings” link in the “Financials” section of Cannae’s website at https://www.cannaeholdings.com/financial-information/sec-filings. CANNAE HOLDINGS INVESTOR PRESENTATION | 48